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                                                                  Exhibit 10.12

[GLOBAL CROSSING LOGO]


               Employment Term Sheet -- Charles F. Carroll

Position:              General Counsel -- Asia, reporting to John Legere, CEO --
                       Asia

Employer:              Upon commencement, Global Crossing Development Company
                       ("GCDC"), a subsidiary of Global Crossing Ltd., shall be the employer. At such time as Asia Global Crossing Ltd.
                       ("AGC") issues an initial public offering ("IPO"), employment with GCDC shall terminate and employment with AGCDC shall commence. GCDC and AGCDC are referred to herein as the "Company."

Base Salary:           $350,000 per year

Annual Bonus:          Target bonus equal to 50% of base salary. Bonuses are
                       awarded in the sole discretion of the Company.

Loan: Within 30 days after your employment start date and upon execution and delivery of a promissory note in the form attached hereto and incorporated herein by reference, AGCDC will lend you $1,300,000, interest-free, all due and payable upon the earlier to occur of (a) termination for cause, (b) resignation, or (c) 4 years. Provided that you are employed by AGCDC or a subsidiary of Global Crossing Ltd., 1/3 of the loan shall be forgiven on the first, second, and third anniversary of your employment start date with GCDC.

Global Crossing Ltd.
Stock Options:         Subject to Global Crossing Ltd. Compensation Committee
                       ("GCL Compensation Committee") approval, 500,000 options to purchase common stock of Global Crossing Ltd. (the
                       "Global Crossing Stock Options"), vesting as follows:

                       25% on the earlier of (a) the date on which a final management determination is made that a initial public offering for AGC will not be issued, or (b) December 31, 2000;
                       25% on the first anniversary of your employment start date;
                       25% on the second anniversary of your employment start date; and
                       25% on the third anniversary of your employment start date.




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                       The exercise price will be determined by the GCL
                       Compensation Committee. Any unvested Global Crossing Stock Options shall automatically cancel upon termination of employment with GCDC.

AGC Stock Options:     It is anticipated that AGC will issue an IPO in the near
                       future. Subject to approval by the GCL Compensation
                       Committee, upon such IPO, you shall receive options to purchase a number of shares of AGC common stock (the
                       "AGC Stock Options") calculated as follows:
                       $13,500,000/IPO price per share. The exercise price per share of the AGC Stock Options shall equal the IPO price per share. The AGC Stock Options shall vest as follows:

                       25% on the IPO date;
                       25% on the first anniversary of your employment start
                       date;
                       25% on the second anniversary of your employment start
                       date; and
                       25% on the third anniversary of your employment start
                       date.
Additional Terms
And Conditions
For Stock Options:     The GCL Stock Options and the AGC Stock Options shall
                       collectively be referred to as the "Stock Options."

                       (a) Unless previously canceled, the Stock Options shall
                           immediately vest in the event of (i) a Change in Control (as that term is defined in the Plan) or
                           (ii) your death.
                       (b) In the event you suffer a disability that renders
                           you unable to continue employment as Global Crossing Ltd. or a subsidiary thereof, unless previously canceled, all Stock Options shall immediately vest as of the date that your employment is formally terminated.
                       (c) In the event that any amounts you receive or are
                           deemed to receive in connection with a Change in Control or a termination without cause (whether in respect of stock options, severance or otherwise) would give rise to any excise tax under Section 4999 of the Internal Revenue Code, the Company shall make payment to you of such amounts as are necessary for you to be wholly protected from the costs of any such excise tax (and any attendant income taxes, penalties and/or interest charges).
                       (d) The Global Crossing Stock Options are subject to the
                           additional terms and conditions set forth in the 1998 Global Crossing Ltd., Stock Incentive Plan and the Non-Qualified Stock Option Agreement to be provided to you.
                       (e) The AGC Stock Options shall be subject to additional
                           terms and conditions as may be determined by the AGC Board of Directors. We anticipate that the terms and conditions shall be substantially similar to the terms and conditions of the Global Crossing Ltd. Incentive Stock



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                       Option Plan and standard form Non-Qualified Stock Option
                       Agreement.

Benefits:           Insurance benefits in accordance with company policy.
                    401(k) plan participation.

Annual Performance
Reviews: In conjunction with the annual performance review process, you will be eligible for salary increases, cash bonus awards and additional stock option awards. The salary increases, cash bonus awards and stock option awards will be determined based on overall Company performance, functional group performance, individual performance and tier level. Stock options are awarded in the discretion of the Company. The annual review process currently takes place during the first quarter of each calendar year.

Employment
At-Will: Employment at the Company is at-will. You may resign at any time and the Company may terminate your employment at any time, with or without cause.

Termination
Without Cause:      In the event that you are terminated without cause, you
                    shall receive a severance payment equal to one year's salary, less required withholdings. In the event that you are terminated without cause within one year after a Change in Control, you will receive a severance payment equal to two year's salary, less required withholdings.

We look forward to you joining Global Crossing. Please sign below to indicate your acceptance of this Employment Term Sheet. Unless accepted on or before ____________, 2000, this Employment Term Sheet will be void. Feel free to contact John Comparin at 973-859-5970 if you have any questions.


                           [signature page to follow]




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GLOBAL CROSSING DEVELOPMENT CO.,
a Delaware corporation

By: /s/ John L. Comparin                              Date: March 2, 2000
   --------------------------
Name: John L. Comparin
      -----------------------
Title:  SVP-HR
       ----------------------

ASIA GLOBAL CROSSING DEVELOPMENT COMPANY, a Delaware corporation

By: /s/ John L. Comparin                              Date: March 2, 2000
   --------------------------
Name: John L. Comparin
      -----------------------
Title:  SVP-HR
       ----------------------

AGREED AND ACCEPTED:

/s/ Charles F. Carroll                                Date: March 2, 2000
-----------------------------
CHARLES F. CARROLL



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